SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): February 13, 2001



                         TEL-VOICE COMMUNICATIONS, INC.
                         ------------------------------
             (Exact name of registrant as specified in its charter)



            Nevada                    0-29743                    88-0409143
            ------                    -------                    ----------
  (State of Incorporation)    (Commission File Number)         (IRS Employer
                                                            Identification No.)

                   7373 East Doubletree Ranch Road, Suite 200
                            Scottsdale, Arizona 85258
               (Address of principal executive offices) (Zip Code)


                                 (480) 368-8080
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) By letter dated February 13, 2001, Tel-Voice Communications, Inc. (the "Company") terminated Merdinger, Fruchter, Rosen & Corso, P.C. as independent certified accountants for the Company. The decision to change accountants was recommended by the Company's Board of Directors.

The Company's former independent certified accountants', Merdinger, Fruchter, Rosen & Corso, P.C.'s, annual report covering the two fiscal years ended December 31, 1999 and 1998 did not include an adverse opinion or disclaimer of opinion, and was not qualified as to the audit scope or accounting principles. The opinions, however, did include an emphasis of a matter relating to uncertainty as to the Company's ability to continue as a going concern.

In connection with the audits of the two most recent fiscal years and during any subsequent interim periods preceding the termination of Merdinger, Fruchter, Rosen & Corso, P.C., there did not develop any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure between such former independent certified accountants and management of the Company or other reportable events which have not been resolved to the Company's former independent certified accountants' satisfaction. Merdinger, Fruchter, Rosen & Corso, P.C. had been the Company's independent certified accountants since approximately January 2000.

(b) As of February 13 2001, the Company engaged Stonefield Josephson, Inc. as the Company's independent auditors to replace Merdinger, Fruchter, Rosen & Corso, P.C.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(C) EXHIBITS.

16.1 Letter RE Change in Certifying Accountant of Merdinger, Fruchter, Rosen & Corso, P.C., dated February 19, 2001.


                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 20, 2001

                                   TEL-VOICE COMMUNICATIONS, INC.



                                By:  /s/ Jay Budd
                                    --------------------------------
                                      Name:  Jay Budd
                                      Title: Chairman